Exhibit 10.3

Research and Development Agreement

between:

F. Hoffmann-La Roche Ltd

Grenzacherstrasse 124

CH-4070 Basel

Switzerland

(“FHLR”)

and:

454 Life Sciences

20 Commercial Street

Branford, CT 06405

USA

(“454”)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

WHEREAS, the Parties have entered into a License, Supply and Distribution Agreement dated as of the date hereof (the “License Agreement”) pursuant to which 454 has agreed to manufacture and supply certain products to FHLR or its Affiliates and to allow FHLR or its Affiliates to manufacture and distribute certain products under the terms and conditions stated therein;

WHEREAS, the Parties desire to conduct research and development in order to develop Instruments, Disposables, applications and Reagents and other Licensed Products with respect to the Technology as described more fully herein; and

WHEREAS, FHLR may at its sole discretion delegate to any of its Affiliates, and specifically, but not limited to, Roche Diagnostics GmbH in Mannheim (“RDG”), any rights and obligations under this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1

Purpose of the Agreement and Definitions

1.1	The subject of this R&D Agreement is to set up general rules for a research and development co-operation between FHLR and 454. FHLR and 454 are interested in a long-term relationship with the aim of conducting System R&D Projects and Application R&D Projects (as defined in the License Agreement) based on the know-how of both Parties in support of the activities of the Parties under the License Agreement.

1.2	The Project Descriptions in Exhibit 2 for the Projects (as defined below) supplement this R&D Agreement and will be amended by the R&D Steering Committee from time to time pursuant to the terms of this Agreement. In addition, the R&D Steering Committee will

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

agree on detailed Project Plans for each Project as set forth in more detail in this Agreement. To the extent there is a conflict between this R&D Agreement and any Project Plan or Project Description for any Project, the provisions of this R&D Agreement shall prevail over and/or amend the relevant provisions of the Project Plan or Project Descriptions.

1.3	For the purposes of this R&D Agreement, capitalized terms shall have the meaning specified in the License Agreement provided that the following additional terms shall have the meaning specified below:

(1) “Project” and “Projects” shall mean a System R&D Project and/or Application R&D Project, as defined in the License Agreement, which Projects shall be listed in the Project List (Exhibit 1), described in the relevant Project Description (Exhibit 2) and executed according to the Project Plan.

(2) “Project Description” shall have the meaning set forth in Section 2.2.

(3) “Project List” shall mean a list providing an overview of all ongoing projects including Application R&D Projects, System R&D Projects and projects with strategic partners under Exhibit 4 of the License Agreement with information on budget, prioritization, timeline and planned launch date of such projects.

(4) “Project Plan” shall mean a written and approved project plan for the detailed implementation of a Project to be approved by the R&D Steering Committee and amended with approval of the Joint Steering Committee as detailed under this Agreement.

(5) “Termination” of this R&D Agreement shall mean the ending, expiration, rescission, or any other discontinuation of this R&D Agreement for any reason whatsoever.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

Section 2

Undertakings of the Parties

2.1	The Parties shall engage in Projects as further set forth herein and neither Party shall pursue any R&D projects past the DI Milestone criteria that are relevant to the Licensed Products or the Technology in the Field other than under the provisions set forth in this R&D Agreement and Section 2.7 of the License Agreement. All Projects shall be included in a Project List (Exhibit 1), which shall be approved, monitored and updated from time to time by the R&D Steering Committee and shall be subject to Section 2.7 of the License Agreement. 454 and FHLR will exercise due care to perform the research and development work for Projects, as set forth in the relevant Project Description (Exhibit 2), and the agreed upon Project Plan, based on the know-how of both Parties.

2.2	Prior to carrying out any Projects (and latest at the DI milestone according to Exhibit 6 requirements in the License Agreement), RDG and 454 will via the R&D Steering Committee agree on the general objectives and product specifications of such Project in a written Project Description which shall be approved by the Joint Steering Committee and attached to this Agreement in Exhibit 2 and amended from time to time by mutual agreement of the Joint Steering Committee.

Each Project Description shall, in particular, include the following:

•	proposed specification of the products that shall be developed;

•	timeline, resource and budget requirements;

•	required funding and proposed resource and budget allocation. Preference will be given to utilizing 454 employees;

•	the qualification and/or names of certain persons to be deployed by 454/FHLR or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

its Affiliates in the performance of the respective Project, qualification and/or name of 454’s Project Leader for the respective Project and the name of the Project Leader at FHLR or its Affiliates (hereinafter referred to as the “Project Team”).

The Projects will be conducted according to and in conformance with FHLR’s Design Control Guideline (Exhibit 6 of the License Agreement). Any products resulting from the Projects will be referenced on Exhibits 2 and 5 of the License Agreement as required pursuant to the provisions of Section 2.7 of the License Agreement.

For each Project, a specific and detailed Project Plan shall be developed. Such document shall be issued by the R&D Steering Committee.

2.3	Activities in support of any Project, as set forth in the relevant Project Plan, will be carried out by each Party under its own responsibility and in compliance with all laws and regulations, government and authority orders and FHLR’s Design Control Guidelines. Each Party will ensure that all persons involved in carrying out Projects are sufficiently qualified and reliable. 454’s Project Leader will be reasonably available to employees of FHLR or its Affiliates for explaining the status quo of the Projects and actions that have to be done and have already been done.

2.4	At the DO milestone of every Project the R&D Steering Committee will present a final report containing a scientifically utilizable description of the research and development activity, including the results of such Project, and any Sole Inventions and Joint Inventions resulting from such Project, to the Joint Steering Committee.

2.5	454 and FHLR recognize the importance of co-operating and communicating with each other in the course of conducting the Projects, for which purpose the Parties will form an R&D Steering Committee, consisting of three members of 454 and three members of RDG. The R&D Steering Committee shall be a subcommittee of the Joint Steering Committee. Either Party may change its members at any time, and shall inform the other Party should this occur. Said R&D Steering Committee shall meet at regular intervals at the request of RDG but at least four times per year. Sections 8.3 (e), (f), (g) and (h) of the License Agreement shall apply also to the R&D Steering Committee.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

2.6	The R&D Steering Committee shall in particular have the following tasks and responsibilities:

•	provide at each Joint Steering Committee meeting an updated Project List including major objectives, prioritization, budget, resource and funding requirements by Project;

•	propose to the Joint Steering Committee specific Projects with proposed Project Descriptions which shall be added to Exhibit 2 hereof following the approval of the Joint Steering Committee. Following such approval by the Joint Steering Committee the R&D Steering Committee shall agree on the detailed Project Plans for each approved Project;

•	with respect to Licensed Products and Proposed Licensed Products, propose Specifications and updates of the Specifications for Exhibits 3 and 8 of the License Agreement for approval by the Joint Steering Committee;

•	coordinate and monitor the performance of each Project and propose corrective actions to the Joint Steering Committee in the event of a delay or other deviations from the Project Plan;

•	review and update Project Plans according to FHLR’s Design Control Guidelines and propose any deviations from agreed Project Plans to the Joint Steering Committee for its approval;

•	propose to the Joint Steering Committee the termination of Projects in the event the R&D Steering Committee is of the opinion that they are not feasible any more;

•	propose to the Joint Steering Committee decisions on the scope and nature of the Parties’ funding for any Application R&D Projects;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

•	review and monitor proposed collaborative research plans with 454 strategic partners listed in Exhibit 4 of the License Agreement, and as included on the Project List; and

•	perform any other tasks reasonably required to ensure successful monitoring and efficiency of the R&D collaboration between the Parties.

2.7	During the term of this R&D Agreement, neither Party shall co-operate with Third Parties (except those Third Parties as listed on Exhibit 4 of the License Agreement, with respect to which 454 may conduct the relevant collaborative research projects) in any project competitive with a Project conducted under this R&D Agreement without the other Party’s prior written consent.

Section 3

Obligations of the Parties

3.1	454 shall solely be responsible for the funding of System R&D Projects. Until the Commercial Launch of Rev 2.0, 454 shall fund such System R&D Projects with a minimum amount of [*********************************************] per year and Application R&D Projects with a minimum amount of [**********************************************] per year (subject to reduction under Section 3.3). Following Commercial Launch of Rev. 2.0 Licensed Products, 454 shall spend on Projects [************************************] (subject to any reduction in Application R&D Project funding under Section 3.3), or [****************************************************************************************

*********************************] is lower.

3.2	454 and FHLR shall be jointly responsible for Application R&D Projects, including but not necessarily limited to those applications as included in Exhibit 1.

3.3	Between the Effective Date of this Agreement until the end of the calendar year 2005, 454 shall[*************************

****************************************************]. During the term of this Agreement, starting in the calendar year 2006, the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

Parties shall share the costs of the Application R&D Projects equally and each of the Parties shall invest a minimum of [*******************************************] annually for Application R&D Projects. This investment can be done by providing R&D personnel, materials or money. In no case shall 454 be obligated to pay money to FHLR in support of FHLR employees on Projects.

The R&D Steering Committee shall inspect the investments on a quarterly basis. In the event that the budgets set forth above are not utilized despite good faith efforts of the Parties to present, approve and conduct Application R&D Projects, the R&D Steering Committee may decide on potential lower investments of the Parties, such decision to be approved by the Joint Steering Committee.

Personnel capacity investments shall be calculated on the actual fully-burdened FTE rate of the Parties according to criteria to be agreed by the R&D Steering Committee and approved by the Joint Steering Committee.

3.4	454 shall invoice FHLR for FHLR’s estimated aggregate net funding responsibilities for Application R&D Projects for each calendar quarter, in advance, according to the approved Project Plans for Application R&D Projects.

Within [************] of the end of each calendar quarter, each Party shall provide the other with an accounting of actual expenditures on Application R&D Projects over such calendar quarter. At such time, 454 shall invoice FHLR for FHLR’s share of funding for any expenditures incurred by 454 and not previously invoiced to FHLR.

Any payments made by FHLR in excess of its responsibilities for 454’s actual expenditures but being within the limit of FHLR’s funding commitment of [***********************************************] shall be credited against future invoices for estimated research expenditures. Neither Party shall exceed its budgeted expenditures for an Application R&D Project without approval from the R&D Steering Committee.

3.5	All expenses (internal and external) of 454 related to Exhibit 4 (License Agreement) projects with strategic partners shall be financed solely by 454 and shall be excluded from 454’s investment share in Section 3.1 and 3.3 of this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

3.6	Notwithstanding any of the foregoing, each Party shall bear its own travel expenses with respect to this R&D Agreement.

3.7	Notwithstanding any other provision hereof, should 454 propose a Project, and (i) RDG representatives do not approve the relevant Project Plan or (ii) FHLR does not elect to fund such project as a Project under this R&D Agreement within [*************] of any request by 454 to do so or (iii) the Joint Steering Committee decides at any time at or after the DI milestone not to pursue the Project any more, 454 shall be free to conduct such Project for its own benefit and such Project shall not be deemed to be a Project for purposes of this R&D Agreement (an “Unfunded Project”). Any product that results from an Unfunded Project (an “Unfunded Product”) will not be a Licensed Product under this R&D Agreement or the License Agreement and 454 will be free to independently develop and distribute such Unfunded Product except as set forth below. FHLR and its Affiliates shall have an exclusive right to include the Unfunded Product as a Licensed Product and obtain exclusive license and/or distribution rights with respect to the sale of such Unfunded Product as a Licensed Product under the License Agreement as set forth herein by reimbursing 454 [****************************************** ***************] the Unfunded Product (the “Unfunded Costs”) and by agreeing in writing to [*********] remaining costs to develop such Unfunded Product. This right shall be exercisable during the term of this R&D Agreement so long as FHLR is not in material default of any provision under this R&D Agreement and/or the License Agreement.

In the event that 454 wishes to sell an Unfunded Product or grant any Third Party licenses or rights in any country within the Territory with respect to the manufacture, distribution or sale of an Unfunded Product (regardless of whether 454 desires to initiate or a Third Party has initiated discussions of such rights), 454 shall provide written notice to FHLR, including the amount of Unfunded Costs with respect to the Unfunded Product. Within [**********] after receipt of any such notice, FHLR shall notify 454 if FHLR wishes to include the Unfunded Product as a Licensed Product or Proposed Licensed Product under

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

the License Agreement which notice shall include the proposed date (which shall be no later than [*********************

*****] from the date of 454’s notice) on which the Unfunded Costs will be paid by FHLR and the required written agreement will be provided, and in which event Exhibits 2 and/or 5 of the License Agreement, as relevant, will be modified upon receipt of such payment and written agreement. If FHLR does not respond to 454’s notice within [**********] after receipt thereof or if FHLR fails to pay the Unfunded Costs within the reasonable timeframe described in its notice, then 454 shall be free to sell the Unfunded Product or to grant a license or other rights to Third Parties to make, use or sell the Unfunded Product on any terms as 454 may determine in its sole discretion without any further obligation to FHLR.

3.8	If 454’s share of costs with respect to Application R&D Projects exceeds [******************************************

******] in any one calendar year, FHLR will fund the amount of such excess (the “Excess Amount”) on or before [***************************************************]. Any Excess Amount funded by FHLR will be repaid to FHLR by 454 by deducting the Excess Amount from any future royalties due to 454 under Section 3.4 of the License Agreement commencing [******************************************************************]. Any such deductions shall be indicated in the relevant royalty report or if such date is past the termination of the License Agreement such deduction shall be made with the last royalty report thereunder.

3.9	Any and all payments by FHLR hereunder shall be made within [*************] after receipt of the respective invoice. Payment shall be made to the following account held by 454, unless otherwise directed by 454:

Bank of America

ABA# [*******]

Wire account# [*********]

For further credit to: [*************],

Account# [***************]

Attn: [************************]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

3.10	All payments will include value added tax (VAT) in so far as services rendered by 454 are subject to value added tax (VAT). If so, 454 will issue invoices to FHLR that include value added tax (VAT) as a separate amount.

Any withholding tax levied on payments made by FHLR to 454 hereunder shall be borne by 454. FHLR agrees to use its best efforts to do anything necessary to enable 454 to claim exemption therefrom under double taxation or similar agreements in force and shall produce to 454 proper evidence of payment of any withholding tax.

Section 4

Reservation of Ownership

4.1	All property right and title on all objects, computer software and similar materials made available to 454 by FHLR or its Affiliates pursuant to this Agreement are owned by FHLR or its Affiliates alone. FHLR or its Affiliates reserves all ownership on any and all items placed by FHLR or its Affiliates at 454’s disposal hereunder.

4.2	454 will handle with care, service and maintain at its own costs any and all objects, computer software and materials received from FHLR or its Affiliates or on FHLR’s or its Affiliates’ behalf from a Third Party pursuant to this Agreement. At the termination of the respective Project, 454 shall return to FHLR or its Affiliates all such items which are owned by FHLR or its Affiliates.

Section 5

Confidentiality and Publication

5.1	Except to the extent expressly authorized by this Agreement or otherwise agreed to by the Parties in writing, during the term of this Agreement and for a period of [************] following the termination or expiration of this Agreement, a Party receiving Confidential Information relating to this R&D Agreement or any Project (the “Receiving Party”) shall take such reasonable measures to maintain such Confidential Information as confidential

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

as it takes to protect its own proprietary and Confidential Information, and shall not publish or otherwise disclose such Confidential Information or use such Confidential Information for any other purpose than for the performance of this Agreement or the License Agreement. The Receiving Party further undertakes to limit dissemination of such Confidential Information to only those of its personnel and employees necessary for the effective performance under this R&D Agreement. The Receiving Party shall prevent unauthorized access or use of such Confidential Information.

5.2	FHLR or its Affiliates may disseminate Confidential Information to its distributors or other sublicensees pursuant to the License Agreement as is deemed necessary for the commercial exploitation of Licensed Products, subject to its distributors and other sublicensees being under the same obligation of confidentiality as FHLR and its Affiliates hereunder.

Confidential Information provided by a Party to the Receiving Party hereunder shall be returned by the Receiving Party on written demand during or following the term of this R&D Agreement. A right of retention with respect to such documents and records cannot be claimed, provided that each Party may retain a copy in its legal archives solely for purposes of determining compliance hereunder.

5.3	Neither Party shall be entitled to publish or disclose any publication whatsoever arising from or containing data, information, results or any other matter from any Project without the other Party’s prior written consent, provided that the decision as to whether or not to grant such consent shall not be unreasonably withheld or delayed.

5.4	If either Party wishes to publish or disclose data, information, results or any other matter related to any Project it will timely send a copy of the planned publication or conference documents to the other Party and ask for the other Party’s consent. Both the content and the time of the publication have to be consented by the other Party in order to not endanger any application for intellectual property rights. If the other Party does not answer the publishing Party’s inquiry within [************], the publishing Party is free to publish the data, information, results and other matter that is in question.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

5.5	No announcement of any kind whatsoever regarding any part of the subject matter of this R&D Agreement shall be made by either Party without the prior written approval of the other Party.

5.6	454 and FHLR and their Affiliates will ensure that all of their employees and any Third Parties involved into the carrying out of the R&D Agreement keep to confidentiality as outlined under Sections 5.1 to 5.5, and will comply with the conditions for publications. Each Party shall ensure that all such persons enter into a written covenant on this matter in accordance with Exhibit 3, as far as these persons are not already obliged under a contract to keep confidentiality and comply with publication conditions.

5.8	The obligations of the Parties under this Section 5 shall continue during the term of this R&D Agreement and for a period of [************] after the Termination of this R&D Agreement.

Section 6

Intellectual Property

6.1	Joint Inventions.

(a)	For purposes of this Agreement and the License Agreement, “Joint Invention” shall mean all inventions, results, data, know-how, information, experiences, discoveries and improvements, whether or not patentable, jointly made or conceived by employees or others acting on behalf of FHLR and 454 (as determined in accordance with U.S. Patent Law) during the term of the License Agreement and in the course of performance of the License Agreement or a Project under this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

All Joint Inventions shall be jointly owned by both Parties. All costs associated with filing, prosecuting and maintaining patent applications and patents claiming Joint Inventions shall be borne by 454. All external costs (e.g., attorneys fees) associated with defending or enforcing such patents and patent applications on Joint Inventions against Third Parties shall be shared equally by both Parties provided that both Parties agree on such defense and enforcement actions. 454 shall use commercially reasonable efforts to restrain any Third Party infringement of any Joint Inventions in the Field. FHLR shall be given the opportunity to review and comment upon 454’s patent applications covering Joint Inventions and the Parties shall mutually agree upon all such filings. 454 shall keep FHLR advised as to all material developments with respect to all such patents and patent applications. In case FHLR does not agree to enforcement actions suggested by 454, all cost for such enforcement actions of the Joint Inventions shall be borne by 454 and all recoveries shall be retained by 454. In case FHLR does not agree to any defense actions for Joint Inventions suggested by 454, Section 6.1 (b) shall apply.

(b)	In the event that either Party intends or desires to give up its interest in any existing patent rights based on any Joint Invention, or give up its interest under any Joint Invention, then such Party shall offer in writing to assign its interest under such Joint Invention to the other Party and, as of [**********] after such notice, shall have no further obligation for any prosecution, maintenance, enforcement or defense costs and/or expenses of any patent application or patent covering such Joint Invention, except as to costs and expenses that have accrued prior to the end of such notice period.

(c)	To the extent not exclusively licensed under the License Agreement, each Party shall have the right to grant non-exclusive licenses to its interest in any Joint Inventions to which it retains ownership rights and shall be entitled to all proceeds of such licensing. Neither Party shall license a Joint Invention covered by this Section 6.1 without the prior written consent of the other Party (such consent not to be unreasonably withheld).

(d)	Notwithstanding (c) above, in the event that FHLR determines that it wishes to grant a license under its interest in any Joint Invention to any Third Party, then it shall first

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

provide written notice of same to 454. 454 shall have [*************] from the date of such notice to provide a written response as to whether or not it wishes to enter into negotiations with FHLR with respect to the exclusive license in FHLR’s interest in such Joint Invention. If 454 fails to give such response within the [************] response period, FHLR shall thereafter have the right to license to any Third Party the Joint Invention that was the subject of the notice, without any further obligation to 454 under this subparagraph (d). If 454’s response states that it wishes to enter into negotiations with FHLR, the Parties shall negotiate in good faith for a period of [************] from the date of FHLR’s receipt of 454’s response with respect to the terms and conditions of such exclusive license. If after [*****************], the Parties have not agreed upon terms and conditions of such license despite their good faith efforts, then 454 shall set forth in writing its final offer with respect to such license (the “Final Offer”). If FHLR does not accept such Final Offer, FHLR shall thereafter have the right to pursue the license to one or more Third Parties of its interest in the Joint Invention that was the subject of the Final Offer, but only on financial terms more favorable to FHLR than are set forth in the Final Offer.

6.2	Any and all results, data, know-how, information, experiences, discoveries, improvements and inventions, whether or not patentable, made or conceived solely by one Party during the term of the License Agreement and in the course of performance of the License Agreement or a Project under this Agreement, shall be owned by the Party that made the respective invention (each, a “Sole Invention”).

6.3	Notwithstanding Section 6.1 hereof or any provision of the License Agreement to the contrary, with respect to any Joint Invention which arises from a System R&D Project where FHLR’s inventive contribution is made in the course of reviewing and approving relevant Project Plans, Project Descriptions, relevant reports or similar circumstances, and does not arise as a result of actual scientific participation in the performance of such Project as required in the relevant Project Plan, such Joint Invention shall be solely owned by 454 and treated as a 454 Sole Invention for purposes of this Agreement and the License Agreement, and not as a Joint Invention.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

6.4	For the commercialization of Licensed Products based on 454 Sole Inventions and/or Joint Inventions, FHLR shall be granted the licenses according to the License Agreement.

6.5	FHLR hereby grants to 454 a non-exclusive, non-royalty bearing, fully-paid up license, without the right to sublicense, under any claim of a patent or patent application covering any Sole Invention owned by FHLR and made under this R&D Agreement as necessary to enable the exploitation by 454 of Joint Inventions made under this R&D Agreement for the longer of the term of the License Agreement and this R&D Agreement.

FHLR hereby grants to 454 a perpetual non-exclusive license, with the right to sublicense, to practice the technology claimed in any claim of a patent or patent application covering any Sole Invention owned by FHLR and developed under this R&D Agreement or incorporated into a Licensed Product following the expiration of the license provided above. Such license shall be subject to a reasonable royalty to be negotiated in good faith for the time after the term of the License Agreement.

6.6	In the event that FHLR determines that it wishes to grant a license under any FHLR Sole Invention to any Third Party, then it shall first provide written notice of same to 454. 454 shall have [**********] from the date of such notice to provide a written response as to whether or not it wishes to enter into negotiations with FHLR with respect to the exclusive license of FHLR’s interest in such Sole Invention. If 454 fails to give such response within the [**********] response period, FHLR shall thereafter have the right to license to any Third Party the Sole Invention that was the subject of the notice, without any further obligation to 454. If 454’s response states that 454 wishes to enter into negotiations with FHLR, the Parties shall negotiate in good faith for a period of [***********] from the date of FHLR’s receipt of 454’s response with respect to the terms and conditions of such exclusive license. If after [*****************], the Parties have not agreed upon terms and conditions of such license despite their good faith efforts, then 454

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

shall set forth in writing its final offer with respect to such license (the “Final Offer”). If FHLR does not accept such Final Offer, FHLR shall thereafter have the right to pursue the license to one or more Third Parties of its interest in the Sole Invention that was the subject of the Final Offer, but only on financial terms more favorable to FHLR than are set forth in the Final Offer.

6.7	Costs for patents and patent applications on FHLR Sole Inventions and the preparation, filing, prosecution, maintenance, enforcement and/or defense thereof shall be borne by FHLR. FHLR shall keep 454 advised as to all material developments with respect to all such patents and patent applications. In the event that FHLR intends to give up its interest in any existing patent rights based on any FHLR Sole Invention or, or give up its interest under any FHLR Sole Invention, then FHLR shall offer in writing to assign its interest under such Sole Invention to 454 and, as of [**************] after such notice, shall have no further obligation for any prosecution, maintenance, enforcement or defense costs and/or expenses of any patent application or patent covering such Sole Invention, except as to costs and expenses that have accrued prior to the end of such notice period.

6.8	Costs for patents and patent applications on 454 Sole Inventions and the preparation, filing, prosecution, maintenance, enforcement and/or defense thereof shall be borne by 454. 454 shall keep FHLR advised as to all material developments with respect to all such patents and patent applications relevant to the Field.

Section 7

Disclaimer/Limitation of Liability/Indemnification

7.1	FHLR and 454 recognize that there are significant risks associated with designing, developing and manufacturing products. Each Party individually bears the risk that:

(a)	Neither Party will develop any products or methods, that meet customer requirements or the goals of any Project; or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

(b)	That the market will fail to accept any such products or methods or that the market will fail to accept such products or methods to the level anticipated by the Parties at the time of signing this R&D Agreement.

7.2	EXCEPT AS EXPLICITLY SET FORTH HEREIN OR OTHERWISE SET OUT IN THE LICENSE AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS TO THE OTHER PARTY ANY EXPRESS OR IMPLIED WARRANTY, INCLUDING WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARISING OUT OF ITS PERFORMANCE OR ATTEMPTED DEVELOPMENT OF ANY PRODUCT OR METHODS HEREUNDER.

7.3	NEITHER PARTY SHALL UNDER ANY CIRCUMSTANCES BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, REVENUE, OR BUSINESS (REGARDLESS OF THE THEORY OF LIABILITY) RESULTING FROM OR IN ANY WAY RELATED TO THIS R&D AGREEMENT, OR THE TERMINATION OF THIS R&D AGREEMENT, OR ARISING OUT OF OR ALLEGED TO HAVE ARISEN OUT OF (I) BREACH OF THIS R&D AGREEMENT, (II) THE FAILURE BY EITHER PARTY TO DEVELOP ANY PRODUCTS OR METHODS IN ACCORDANCE WITH ANY PRODUCT SPECIFIC DEVELOPMENT PLAN HEREUNDER OR (III) THE FAILURE BY EITHER PARTY TO DEVOTE THE RESOURCES SPECIFIED IN ACCORDANCE WITH ANY PROJECT PLAN OR PROJECT DESCRIPTION HEREUNDER.

7.4	NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY DIRECT DAMAGES OF ANY KIND (REGARDLESS OF THE THEORY OF LIABILITY) RESULTING FROM OR IN ANY WAY RELATED TO (I) TERMINATION OF THIS R&D AGREEMENT PURSUANT TO SECTION 8.3, OR (II) THE FAILURE OF EITHER PARTY TO (A) DEVELOP ANY PRODUCT, OR (B) MEET THE GOALS OF ANY PROJECT HEREUNDER.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

Section 8

Term of the R&D Agreement

8.1	Unless terminated earlier under this Section 8, this R&D Agreement shall have a term of five (5) years from the Effective Date.

8.2	Each Party shall have the right to terminate this R&D Agreement by giving the other Party [************]’ prior written notice for substantial reasons, e.g.:

8.2.1 if the other Party files a declaration of bankruptcy or enters into any agreement of composition with creditors or goes into liquidation, whether voluntarily or compulsory; or

8.2.2 if the other Party fails or becomes substantially unable to perform any of its obligations or undertakings to be performed under, or otherwise breaches, this R&D Agreement or any Project hereunder and such default or breach is not cured within [*************] or such longer period as the non-defaulting Party within its discretion may determine and where such breach is reasonably capable of being remedied within the noticed period;

8.2.3 if the other Party assigns this R&D Agreement in whole or in part other than as permitted under Section 9.9 ; or

8.2.4 on FHLR’s side, if 454 agrees to perform or actually performs research and development services for a competitor of FHLR with a yearly turnover of at least [*************************************] regarding a project being substantially similar or identical to or containing substantially similar elements of any Project being conducted under this R&D Agreement, during the term of such Project for FHLR.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

8.3	Either Party may terminate this R&D Agreement immediately if the License Agreement is terminated or if the Initial Term thereof expires or is terminated.

8.4	Each Termination notice shall be delivered in writing with first copy by electronic mail communication and by registered mail with copy to the legal department of the other Party. Any willful Termination does not prevent a Party from enforcing existing damages and/or other claims.
8.5	All provisions of this R&D Agreement and any Project concerning confidentiality, publication, reservation on ownership and/or intellectual property rights (including the payment of costs with respect to the prosecution and maintenance of patents covering Joint Inventions) shall survive the Termination of this R&D Agreement or the expiration of any Project for any reason.

8.6	In case of a Termination of this R&D Agreement, the R&D Steering Committee shall determine whether individual Projects that have been approved prior to this termination date shall be performed in full, despite Termination of this R&D Agreement. If the R&D Steering Committee determines so, said Projects to be completed shall be carried out analogous to the rules and stipulations under the then terminated R&D Agreement.

8.7	In case of a Termination of this R&D Agreement, any payments by FHLR are only due for such research and development services rendered by 454 until the moment of Termination, except for research and development services carried out under Application R&D Projects to be continued according to the R&D Steering Committee’s decision under the preceding Section 8.6.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

Section 9

Final Provisions

9.1	This R&D Agreement and all Projects hereunder shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to any choice of law principles thereof.

9.2	All disputes, controversies and differences which may arise hereunder between the Parties hereto and which cannot be settled within the R&D Steering Committee shall be resolved pursuant to Section 12.10 of the License Agreement.

9.3	This R&D Agreement and the License Agreement contain the entire understanding of the Parties hereto with respect to the subject matter hereof and shall supersede any prior written or oral agreements regarding such subject matter. In the event of a conflict between the License Agreement and this R&D Agreement, the provisions of the License Agreement shall prevail over and/or amend the relevant provisions of this R&D Agreement. The Termination, any changes or amendments, including the waiver of any provisions and the specific protocols within each area of co-operation, are effective only if made in writing specifically referencing this R&D Agreement. The waiving of the requirement for the written form must likewise satisfy such form.

9.4	In the event that one or more provisions of this R&D Agreement are invalid or will be invalidated, the invalid provisions shall be replaced by an understanding, which in the best possible way comes closest to the economic and scientific intentions of the Parties, and from which it can reasonably be expected that the Parties would have executed the R&D Agreement with that provision also.

9.5	Termination of this R&D Agreement shall not relieve the Parties of any obligation arising prior to the effective date of such Termination and shall not constitute a waiver of any right of the Parties hereunder as a result of breach or default.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

9.6	Any delays in or failures of performance by either Party under this R&D Agreement shall not be considered a breach of this R&D Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including but not limited to: acts of terrorism, acts of God, earthquake, new regulations or laws of any government, strikes or other concerted acts of workers; fire, floods, explosions; riots; wars; rebellion; and, sabotage, and any time for performances hereunder shall be extended by the time of delay reasonably occasioned by such occurrence. Each Party agrees to notify the other promptly of any factor, occurrence or event coming to its attention that may affect its ability to meet its obligations under this R&D Agreement.

9.7	Failure of any Party to insist upon a strict and punctual performance of any of the provisions hereof shall not constitute a waiver nor an estoppel against asserting the right to require such performance, nor shall a waiver or estoppel in one instance constitute a waiver or estoppel with respect to a later breach, whether of a similar nature or otherwise. Nothing in this R&D Agreement shall prevent a Party from enforcing its rights under this R&D Agreement by such remedies as may be available under the laws of the State of New York.

9.8	Any notice, consent or report (each, a “Notice”) required or permitted to be given by either Party under this R&D Agreement shall be in writing and shall be either personally delivered or sent by electronic mail (confirmed by registered mail), by overnight express mail, or by registered or certified letter to the other Party at its address set forth below, or such new address as may from time to time be supplied hereunder by the Parties. Any Notice shall be effective upon receipt by the addressee, provided that all postage or delivery charges are prepaid in full by the sender.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

If to 454:	454 Life Sciences
20 Commercial Street
Branford, CT 06405
USA
Attention: President
Fax: 203-481-2075

If to FHLR:

Head Legal Diagnostics
Grenzacherstrasse 124
CH-4070 Basel
Switzerland
Fax +41 61 688 1396

Copy to:

Legal Counsel RAS
Nonnenwald 2
82377 Penzberg
Germany
Fax +49 8856 60 7292

9.9	Neither Party shall assign its rights or obligations under this R&D Agreement, in whole or in part, by operation of law or otherwise, without the prior written consent of the other Party, which consent shall not unreasonably be withheld. Any purported assignment in violation of this Section 9.9 shall be null and void. Notwithstanding the preceding sentences, either Party may assign this R&D Agreement, in whole but not in part, without the other Party’s consent, to an Affiliate of the assigning Party or in connection with the sale of all or substantially all of the assets of the assigning Party relating to the business unit which is the subject of this R&D Agreement as a going concern; provided that the assignee assumes, in full, the obligations of the assigning Party under this R&D Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

9.10	The headings of the several Sections of this R&D Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this R&D Agreement.

9.11	Each Party agrees to execute, acknowledge and deliver such further instruments, and do such other acts, as may be necessary and appropriate in order to carry out the purposes and intent of this Agreement.

9.12	Notwithstanding Section 9.9, FHLR may at its sole discretion delegate to any of its Affiliates, and specifically, but not limited to, Roche Diagnostics GmbH in Mannheim (“RDG”), any rights and obligations under this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative.

Branford,		Basel,
454 Life Sciences Corporation		F. Hoffmann-La Roche Ltd

By:	/s/ Christopher K. McLeod	By:	/s/ Heino von Prondzynski
Name:	Christopher K. McLeod	Name:	Heino von Prondzynski
Title:	President and CEO	Title:	CEO Division Roche Diagnostics

Date: May 11, 2005		Date: May 11, 2005

		By:	/s/ Claus-Joerg Ruetsch
		Name:	Claus-Joerg Ruetsch
		Title:	Head Legal Diagnostics

Date: May 11, 2005

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

EXHIBIT 1

PROJECT LIST

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

EXHIBIT 2

PROJECT DESCRIPTIONS

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.

EXHIBIT 3

EMPLOYEE/THIRD PARTY DECLARATION

In favor of:	Roche Diagnostics GmbH (“FHLR”)
Sandhofer Strasse 116
68305 Mannheim
Federal Republic of Germany

Reference:	Research Project: [please insert]

Name:	[please insert]

1)	I shall hold confidential and not disclose to others materials received under this Agreement as well as any other information and data received from FHLR and as well as any results generated under the present project, except for information which has become publicly available through no fault of myself. This obligation of confidentiality shall continue beyond the termination of the above mentioned research project.

2)	In the event of any intended scientific publication relating to the research project covered hereunder, I shall safeguard FHLR’s interests and submit the manuscript to FHLR prior to the proposed publication, to permit FHLR to state its position and to preclude any prior publication which might be detrimental to the novelty of any proposed patent application.

__________,	___________
Place,	Date	Signature of employee/third party

TRA 2054814v1

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the

Company’s application requesting confidential treatment under Rule 24b-2 OF the Securities Exchange Act of 1934.